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                                                                    EXHIBIT 23.6

                          [LETTERHEAD OF C.K. COOPER]

Board of Directors
Miller Exploration Company
3104 Logan Valley Road
Traverse City, Michigan 49685

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Miller Exploration Company ("Miller") as Annex B to the Joint Proxy Statement/Prospectus of Miller and Edge Petroleum Corporation ("Edge") included in the Registration Statement on Form S-4 of Edge relating to the proposed merger transaction involving Miller, Edge and Edge Delaware Sub, Inc. and reference thereto in such Joint Proxy Statement/Prospectus under the captions "SUMMARY -- Opinion of Miller Financial Adviser" and "THE MERGER -- Opinion of Miller Financial Adviser." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933 and the rules and regulations promulgated thereunder.

                                            Very truly yours

                                                /s/ ALEXANDER G. MONTANO
                                            ------------------------------------
                                            C. K. COOPER & COMPANY, INC.
                                            By: Alexander G. Montano
                                                Managing Director

June 23, 2003